EXHIBIT 99.1

              David Taber of American River Bankshares to Speak at
                         Financial Services Conference

Sacramento, CA, February 24, 2009 - David Taber, President and CEO of American River Bankshares, is scheduled to speak on the Central Valley (Northern California) Banks Panel at the Sandler O'Neill & Partners, L.P. West Coast Financial Services Conference in San Francisco on Tuesday, March 3rd at approximately 9:25 a.m. Pacific Time.

Presentations will be webcast live at http://www.sandleroneill.com and will be available for 60 days following the event, beginning March 4, 2009. The conference will also be available via audio conference by dialing (800) 638-5495 and entering the Passcode `Session 1'.


About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call
(916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

Forward-Looking Statement
-------------------------
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the of Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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